Exhibit 10.26

F45 TRAINING INC./EMPLOYEE CHANGE AGREEMENT - USA

January 16, 2020

BY EMAIL

HEATHER CHRISTIE

Re:	Promotion

Dear Heather,

F45 Training, Inc. (the “Company” or “F45”) is pleased to offer you (“you”) the revised exempt position of Chief Operating Officer (COO) effective Jan 15, 2020. You will be responsible for Support, Compliance, Logistics, Academy & Induction and will report to Adam Gilchrist, CEO. You will continue work at our facility located in El Segundo. Of course, the Company may again change your position, duties, and work location from time to time at its discretion.

Your salary has been revised to USD $225,000 per year, less payroll deductions and withholdings, paid on the Company’s normal payroll schedule. The effective date of the salary adjustment is Jan 15, 2020.

Except as modified by this revised offer, the terms and condition of your original offer letter shall remain in full force and effect, including, without limitation, the at-will status of your employment.

Thank you for your hard work so far – we look forward to continuing this relationship going forward.

Sincerely,

Regards,

/s/ Elise Stribos
Elise Stribos
HR Director
F45 Training Inc.